EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 30, 1997, on our audits of the financial statements of Pride International, Inc. (formerly Pride Petroleum Services, Inc.) as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the references to our firm under the caption "Independent Public Accountants".

                                                COOPERS & LYBRAND L.L.P.

Houston, Texas
January 22, 1998